EXHIBIT 3.2

                                     BYLAWS
                                       OF
                             BRAZOS SPORTSWEAR, INC.

                                        I

                             STOCKHOLDERS' MEETINGS

                     (1) MEETING PLACE: All meetings of the stockholders shall be held at the principal office of the corporation, or at such other place as shall be determined from time to time by the Board of Directors, and the place at which any such meeting shall be held shall be stated in the notice and call of the meeting.

                     (2) ANNUAL MEETING TIME: The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held each year on a day and at a time to be set by the Board of Directors. The time and place of holding any annual meeting may be changed by resolution of the Board of Directors, provided that notification of such change shall meet the notice requirements pursuant to Section (6) hereof. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient.

                     (3) BUSINESS CONDUCTED AT ANNUAL MEETING:

                            (a) At an annual meeting of stockholders, an item of
business may be conducted, and a proposal may be considered and acted upon, only if such item or proposal is brought before the meeting (i) by, or at the direction of, the Board of Directors, or (ii) by any stockholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section (3). This Section (3) shall not apply to matters of procedure.

                            (b) For an item of business or proposal to be
brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal office of the corporation not less than seventy (70) days prior to the date scheduled for the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date), or, if notice or public disclosure of the date scheduled for the meeting is not given or made at least eighty (80) days prior thereto, not more than ten (10) days following the day on which notice of the date scheduled for the
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meeting is mailed or the day on which disclosure of that date is made, whichever is earlier.

                            (c) A stockholder's notice to the Secretary under
subsection (b) hereof shall set forth, as to each item of business or proposal the stockholder intends to bring before the meeting (i) a brief description of the item of business or proposal and the reasons for bringing it before the meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder and of any other stockholders that the stockholder knows or anticipates will support the item of business or proposal, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the stockholder and by any such other stockholders, and
(iv) any financial interest of the stockholder or any such other stockholders in such item of business or proposal.

                            (d) The Board of Directors, or a designated
committee thereof, may reject a stockholder's notice that is not timely given in accordance with the terms of subsection (b) hereof. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the requirements of subsection (c) hereof in any material respect, the Secretary of the corporation shall notify the stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of subsection (c) hereof in any material respect, then the Board of Directors or such committee may reject the stockholder's notice.

                            (e) Notwithstanding the procedures set forth in
subsection (d) hereof, if a stockholder desires to bring an item of business or proposal before an annual meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the stockholder has complied with the procedures set forth in this Section (3) in connection with such item of business or proposal, then the chairman of the meeting shall determine and declare at the meeting whether the stockholder has so complied. If the chairman determines that the stockholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such item of business or proposal. If the chairman determines that the stockholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive

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such compliance, the chairman shall state that the stockholder has not so complied and the item of business or proposal shall not be brought before the meeting.

                            (f) This Section (3) shall not prevent the
consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no item of business may be conducted, and no proposal may be considered and acted upon, unless there has been compliance with the procedures set forth in this Section (3) in connection therewith.

                     (4) ANNUAL MEETING - ORDER OF BUSINESS: At the annual meeting of stockholders, the order of business shall be as follows unless otherwise determined by the presiding officer:

                            (a)          Calling the meeting to order.
                            (b) Proof of notice of meeting (or filing waiver) and proxy report.
                            (c)          Reading of minutes of last annual
                                         meeting.
                            (d)          Reports of officers.
                            (e)          Reports of committees.
                            (f)          Confirmation of selection of
                                         independent accountants.
                            (g)          Election of directors.
                            (h)          Miscellaneous business.

                 (2) SPECIAL MEETINGS:

                            (a) Special meetings of the stockholders for any
purpose or purposes may be called by the Chairman of the Board, the President, the Board of Directors, or the holder or holders of not less than twenty-five percent (25%) of all shares entitled to vote at the meeting.

                            (b) Subject to the requirements of Section (4) of
Article III if the purpose of the special meeting is the election of directors, if a special meeting is called by any person or person other than the Board of Directors, the Chairman of the Board or the President, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Section (6) hereof, that a meeting will be

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held not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this subsection (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

                 (3) NOTICE OF MEETINGS:

                            (a) Except as otherwise provided by law or the
Certificate of Incorporation, written notice of the place, date, and time of the annual meeting of stockholders shall be given at least ten (10) days, and not more than sixty (60) days, prior to the meeting to each stockholder of record entitled to vote at such meeting.

                            (b) Except as otherwise provided by law or the
Certificate of Incorporation, written notice of the place, date, time, and purpose of each special meeting of stockholders shall be given at least ten (10) days, and not more than sixty (60) days, prior to the meeting to each stockholder of record entitled to vote at such meeting.

                 (4) VOTING LIST: At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be kept open at such meeting for the inspection of any stockholder and shall also be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to such meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

                 (5) QUORUM: Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a quorum shall exist at any meeting of stockholders if a majority of the votes entitled to be cast is represented in person or by proxy. Any shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an

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adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In the case of any meeting of stockholders that is adjourned more than once because of the failure of a quorum to attend, those who attend the third convening of such meeting, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors, provided that the percentage of votes represented at the third convening of such meeting shall not be less than one-third of the votes entitled to be cast.

                 (6) MANNER OF ACTING: If a quorum is present, the affirmative vote of the majority of the votes represented at the meeting and entitled to be cast on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation, or the General Corporation Law of Delaware.

                 (7) VOTING OF SHARES: Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his or her name in the books of the corporation. Stockholders of this corporation shall not have the right to cumulate votes with respect to elections of directors in the manner prescribed by Title 8, Section 214, of the General Corporation Law of Delaware.

                 (8) BENEFICIAL OWNERS:

                            (a) If shares or other securities having voting
power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter each faction may

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vote the securities in question proportionally, or may apply to the Delaware
Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection (a) shall be a majority or even-split in interest.

                            (b) Persons holding stock in a fiduciary capacity
shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

                 (9) FIXING OF RECORD DATE:

                            (a) For the purpose of determining stockholders
entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, for such determination of stockholders, such date to be not more than sixty (60) days and not less than ten (10) days prior to the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                            (b) In order that the corporation may determine the
stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's

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registered office in Delaware shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                            (c) In order that the corporation may determine the
stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

                 (10) PROXIES: A stockholder may vote either in person or by proxy executed in writing by the stockholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A proxy shall become invalid three years after the date of its execution, unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

                 (14) ACTION BY STOCKHOLDERS WITHOUT A MEETING:

                            (a) Any action required or which may be taken at a
meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                            (b) Every written consent shall bear the date of
signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents signed by a sufficient number of stockholders to take action are

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delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                 (2) WAIVER OF NOTICE: A waiver of any notice required to be given any stockholder, signed by the person or persons entitled to such notice, whether before or after the time stated therein for the meeting, shall be equivalent to the giving of such notice. The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

                 (3) ACTION OF STOCKHOLDERS BY COMMUNICATIONS EQUIPMENT:
Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE II

                                      STOCK

                 (5) ISSUANCE OF SHARES: No shares of the corporation shall be issued unless authorized by the Board of Directors, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

                 (6) CERTIFICATES: Certificates for the shares of stock of the corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as the Board of Directors may from time to time prescribe. Certificates of stock shall be issued in numerical order and shall be signed by the President or any Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer

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before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue. All certificates shall include conspicuous written notice of any restrictions which may be imposed on the transferability of such shares.

                 Each certificate of stock shall state:

                            (a) that the corporation is organized under the laws
of the State of Delaware;

                            (b) the name of the person to whom issued; and

                            (c) the number and class of shares and the
designation of the series, if any, which such certificate represents.

                 (2) STOCK RECORDS: The stock transfer books shall be kept at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation. The name and address of the person to whom the shares represented thereby are issued, together with the class, number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

                 (3) LEGENDS AND RESTRICTIONS ON TRANSFER: As long as the corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of Title 8, General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

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                 (4) TRANSFERS: Transfers of stock shall be made only upon the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

                 (5) REGISTERED OWNER: Registered stockholders shall be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Delaware. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:


                            (a) The classification of stockholder who may
certify;

                            (b) The purpose or purposes for which the
certification may be made;

                            (c) The form of certification and information to be
contained therein;

                            (d) If the certification is with respect to a record
date or closing of the stock transfer books, the date within which the certification must be received by the corporation; and

                            (e) Such other provisions with respect to the
procedure as are deemed necessary or desirable.

                 Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

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                 (7) MUTILATED, LOST OR DESTROYED CERTIFICATES: In case of any mutilation, loss or destruction of any certificate of stock, another may be issued in its place upon proof of such mutilation, loss or destruction or receipt of an affidavit of such fact. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as they might determine or establish such other procedures as they deem necessary.

                 (8) FRACTIONAL SHARES OR SCRIP: The corporation may: (a) issue fractions of a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

                                       II

                               BOARD OF DIRECTORS

                 (1) NUMBER AND POWERS: The management of all the affairs, property and interests of the corporation shall be vested in a Board of Directors. The number of persons constituting the Board of Directors may be fixed from time to time by resolution of the Board of Directors adopted by the affirmative vote of a majority of the entire Board of Directors. Each director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Directors need not be stockholders or residents of the State of Delaware. In addition to the powers and authorities expressly conferred upon the Board of Directors by these Bylaws and the Certificate of Incorporation, the Board may exercise all such powers of the corporation and do all such lawful acts as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                 (2) CHANGE OF NUMBER: Notwithstanding the power and authority of the Board of Directors to amend these Bylaws, including, without limitation, provisions relating to the number of directors, the number of directors may at any time be increased or decreased by a vote of the majority of the voting stock issued and outstanding, at any regular or special meeting of stockholders, if the notice of such meeting contains a statement of the proposed increase or decrease; and, in case of any such increase, the Board of Directors or the stockholders at any regular

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or special meeting held before the Board of Directors takes action, shall have power to elect such additional directors, to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

                 (3) ELECTION AND TERM OF OFFICE: At each annual meeting of stockholders, the stockholders shall elect directors. Directors may also be elected at a special meeting of stockholders called specifically for that purpose. Each director so elected shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

                 (4) NOMINATIONS FOR DIRECTORS:

                            (a) Nominations of candidates for election as
directors at an annual or special meeting of stockholders may only be made (i) by, or at the direction of, the Board of Directors, or (ii) by any stockholder of the corporation who is entitled to vote at the meeting and who complies with the procedures set forth in the remainder of this Section (4).

                            (b) If a stockholder proposes to nominate one or
more candidates for election as directors at an annual or special meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal office of the corporation not less than seventy (70) days prior to the date scheduled for the meeting (regardless of any postponements, deferrals or adjournments of that meeting to a later date), or, if notice or public disclosure of the date scheduled for the meeting is not given or made at least eighty (80) days prior thereto, not more than ten (10) days following the day on which notice of the date scheduled for the meeting is mailed or the day on which disclosure of that date is made, whichever is earlier.

                            (c) A stockholder's notice to the Secretary under
subsection (b) hereof shall set forth, as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by such person, and (iv) if the corporation at such time has any security registered pursuant to Section 12 of the Exchange Act, any other information relating to such person required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act, including but not limited to information required to be disclosed by
Schedule 14A of Regulation 14A,

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and any other information that the stockholder would be required to file with the Securities and Exchange Commission in connection with the stockholder's nomination of such person as a candidate for director or the stockholder's opposition to any candidate for director nominated by, or at the direction of, the Board of Directors. In addition to the above information, a stockholder's notice to the Secretary under subsection (b) hereof shall (A) set forth (i) the name and address, as they appear on the corporation's books, of the stockholder and of any other stockholders that the stockholder knows or anticipates will support any candidate or candidates nominated by the stockholder, and (ii) the number and class of shares of stock of the corporation that are beneficially owned on the date of such notice by the stockholder and by any such other stockholders, and (B) be accompanied by a written statement, signed and acknowledged by each candidate nominated by the stockholder, that the candidate agrees to be so nominated and to serve as a director of the corporation if elected at the meeting.

                            (d) The Board of Directors, or a designated
committee thereof, may reject any stockholder's nomination of one or more candidates for election as directors if the nomination is not made pursuant to a stockholder's notice timely given in accordance with the terms of subsection (b) hereof. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the requirements of subsection (c) hereof in any material respect, the Secretary of the corporation shall notify the stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Secretary within such period of time, not to exceed five (5) days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of subsection (c) hereof in any material respect, then the Board of Directors or such committee may reject the stockholder's notice.

                            (e) Notwithstanding the procedures set forth in
subsection (d) hereof, if a stockholder proposes to nominate one or more candidates for election as directors at an annual or special meeting, and neither the Board of Directors nor any committee thereof has made a prior determination of whether the stockholder has complied with the procedures set forth in this Section (4) in connection with such nomination, then the chairman of the meeting shall determine and declare at the meeting whether the stockholder has so complied. If the chairman determines that the stockholder has so complied, then the chairman shall so state and ballots shall be provided for use at the meeting with respect to such nomination. If the chairman determines that the stockholder has not so complied, then, unless the chairman, in his sole and absolute discretion, determines to waive such compliance, the chairman shall state that the stockholder has not so complied and the defective nomination shall be disregarded.

                 (5) VACANCIES: All vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may, except as otherwise provided in the Certificate of Incorporation, be filled by the affirmative vote of a majority of the remaining directors attending a regular or special meeting called for that purpose, even though less than a quorum of the Board of Directors be present, or by a sole remaining director, or by the stockholders at any regular or special meeting held prior to the filling of such vacancies by the Board of Directors as above provided. A director thus elected to fill any vacancy shall hold office for the unexpired portion of the term of the director whose place shall be vacant and until his successor is elected and qualified. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the stockholders.

                 (6) RESIGNATION: Any director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary, or the Board, or to the registered office of the corporation in Delaware. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 (7) REMOVAL OF DIRECTORS: At a meeting of stockholders called expressly for that purpose, subject to any limitations imposed by law or the Certificate of Incorporation, the entire Board of Directors, or any member thereof, may be removed by a vote of the holders of a majority of shares then entitled to vote at an election of such directors. However, if any stockholders have the right to cumulate their votes in the election of certain directors, if less than the entire Board is to be removed, no such director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board, or, if there be classes of directors, at an election of the class of directors of which he or she is a part.

                 (8) REGULAR MEETINGS: Regular meetings of the Board of Directors or any committee may be held without notice at the principal office of the corporation or at such other place or places, either within or without the State of Delaware, as the Board of Directors or such committee, as the case may be, may from time to time designate. The annual meeting of the Board of Directors shall be held without notice immediately after the adjournment of the annual meeting of stockholders.

                 (9) SPECIAL MEETINGS:

                            (a) Special meetings of the Board of Directors may
be called at any time by the Chairman of the Board, the President, the Secretary, or by any one or more directors, to be held at the principal office of the corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Written notice of the time and place of all special meetings of the Board of Directors shall be given at least one (1) day before the date of the meeting.

                            (b) Special meetings of any committee may be called
at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

                 (2) QUORUM:

                            (a) Except as provided in subsection (b) hereof or
in the Certificate of Incorporation, a majority of the whole Board of Directors shall be necessary at all meetings to constitute a quorum for the transaction of business, but, if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                            (b) At each meeting of the Board at which a quorum
is present, the act of a majority of the directors present at the meeting shall be the act of the Board of Directors, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation, or the General Corporation Law of Delaware.

                            (c) Common or interested directors may be counted in
determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes a contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest.

                 (3) WAIVER OF NOTICE: Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Certificate of Incorporation, or the General Corporation Law of Delaware, a waiver of notice signed by the director or directors entitled to such notice, whether before or after the time stated for the meeting, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

                 (4) REGISTERING DISSENT: A director who is present at a meeting of the Board of Directors at which action on a corporate matter is taken shall be presumed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting, or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting, before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                 (5) EXECUTIVE AND OTHER COMMITTEES: The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other standing or special committees. The Executive Committee shall have and may exercise all the authority of the Board of Directors, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board of Directors shall see fit; PROVIDED THAT, notwithstanding the above, no committee of the Board of Directors shall have the authority to amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in the Certificate of Incorporation and by law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopt an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law of Delaware, recommend to the stockholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, amend the Bylaws of the corporation, declare a dividend, authorize the issuance of stock, or adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the Board of Directors at its next meeting. The designation of any such committee and the delegation of authority thereto shall not relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

                 (6) REMUNERATION: By resolution of the Board of Directors, a fixed sum and attendance fee, together with expenses of attendance, if any, may be allowed the directors who are not salaried by the corporation for their services and for attendance at each regular or special meeting of such Board; provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of standing or special committees may be allowed like compensation for attending committee meetings.

                 (7) LOANS AND GUARANTEES: The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or of its subsidiary, whenever, in the judgment of the directors, such loan, guaranty, or assistance may reasonably be expected to benefit the corporation. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation.

                 (8) ACTION BY DIRECTORS WITHOUT A MEETING: Any action required or permitted to be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be, and filed with the minutes of the proceedings of such board or committee. Such consent shall have the same effect as a unanimous vote.

                 (9) ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT: Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE II

                                    OFFICERS

                 (10) DESIGNATIONS: The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents (one or more of whom may be Executive Vice-Presidents), a Secretary and a Chief Financial Officer or Treasurer, and such Assistant Secretaries, Assistant Treasurers and other officers and agents as the Board may designate, who shall be elected for one year by the directors at their first meeting after the annual meeting of stockholders, and who shall hold office until their successors are elected and qualified. Any two or more offices may be held by the same person.

                 (11) THE CHAIRMAN OF THE BOARD: The Chairman of the Board (if such an officer be appointed) shall be a director and shall perform such duties as shall be assigned to him or her by the Board of Directors and in any employment agreement. The Chairman shall be the chief executive officer of the corporation and, subject to the control of the Board and the Executive Committee (if one be established), shall supervise and control all of the assets, business, and affairs of the corporation. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board. The Chairman may sign certificates for shares of the corporation, deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are otherwise required by law to be signed or executed by some other officer or in some other manner. If there is no President or if the President dies or becomes unable to act, the Chairman shall also serve as the Chief Executive Officer and shall perform the duties of the President, except as may be limited by resolution of the Board of Directors, with all the powers of and subject to all the restrictions upon the President.

                 (12) THE PRESIDENT: The President shall be the chief operating officer of the corporation, and, if no Chairman of the Board has been appointed, shall also be the chief executive officer of the corporation. The President may sign deeds, mortgages, bonds, contracts, or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or by these Bylaws to some other officer or agent of the corporation or are otherwise required by law to be signed or executed by some other officer or in some other manner. The President shall vote the shares owned by the corporation in other corporations, domestic or foreign, unless otherwise prescribed by law or resolution of the Board.

In general, the President shall perform all such duties as shall be assigned to him or her by the Board and in any employment agreement, subject at all times, however, to the direction and supervision of the Board of Directors. In the absence of the Chairman of the Board, the President, if a director, shall preside over all meetings of the stockholders and over all meetings of the Board of Directors. The President shall have the authority to appoint one or more Assistant Secretaries and Assistant Treasurers, as he or she deems necessary.

                 (13) THE VICE PRESIDENTS: If no Chairman of the Board has been appointed, in the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President; provided that no such Vice President shall assume the authority to preside as Chairman of meetings of the Board unless such Vice President is a member of the Board. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be respectively prescribed for them by the Board, these Bylaws, the President, or the Chairman of the Board (if one be appointed).

                 (14) THE SECRETARY:  The Secretary shall:

                            (a) have responsibility for preparing minutes of
meetings of the stockholders and the Board of Directors and for authenticating records of the corporation;

                            (b) see that all notices (except as otherwise
provided in these Bylaws) are duly given in accordance with the provisions of these Bylaws and as required by law;

                            (c) be custodian of the corporate records and seal
of the corporation, if one be adopted;

                            (d) keep a register of the post office address of
each stockholder and director;

                            (e) sign certificates for shares of the corporation;

                            (f) have general charge of the stock transfer books
of the corporation;

                            (g) when required by law or authorized by resolution
of the Board of Directors, sign with the President, or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts, or other instruments; and

                            (h) in general, perform all duties incident to the
office of Secretary and such other duties as from time to time may be assigned by the President or the Board of Directors.

         In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

                     (15) THE CHIEF FINANCIAL OFFICER OR TREASURER: If required by the Board of Directors, the Chief Financial Officer or Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine. The Chief Financial Officer or Treasurer shall:

                            (a) have charge and custody of and be responsible
for all funds and securities of the corporation;

                            (b) receive and give receipts for moneys due and
payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in banks, trust companies, or other depositories selected in accordance with the provisions of these Bylaws; and

                            (c) in general, perform all of the duties incident
to the office of Treasurer and such other duties as from time to time may be assigned by the President or the Board of Directors.

         In the absence of the Chief Financial Officer or Treasurer, an Assistant Treasurer may perform the duties of the Chief Financial Officer or Treasurer.

                 (16) DELEGATION: In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

                 (17) OTHER OFFICERS AND AGENTS: One or more Vice Presidents and such other officers and assistant officers as may be deemed necessary or advisable may be appointed by the Board of Directors or, to the extent provided in Section (3) hereof, by the President. Such other officers and assistant officers shall hold office for such periods, have such authorities, and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such assistant officers or agents and to prescribe their respective terms of office, authorities, and duties.

                 (18) VACANCIES: Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting of the Board. The appointee shall hold office for the unexpired term and until his successor is duly selected and qualified.

                 (19) RESIGNATION: Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 (20) TERM AND REMOVAL: The officers of the corporation shall hold office until their successors are appointed and qualified. Any officer or agent may be removed by the Board with or without cause. An officer empowered to appoint another officer or assistant officer also has the power to remove any officer he or she would have the power to appoint whenever in his or her judgment the best interests of the corporation would be served thereby. The removal of an officer or agent shall be without prejudice to the contract rights, if any, of the corporation or the person so removed. Appointment of an officer or agent shall not of itself create contract rights.

                 (21) BONDS: The Board of Directors may, by resolution, require any and all of the officers to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                 (22) SALARIES: The salaries of all officers and agents of the corporation shall be fixed from time to time by the Board of Directors or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                                       III

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                 (1) The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, except where otherwise provided by law or these Bylaws. Such authority may be general or confined to specific instances.

                 (2) No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized or ratified by a resolution of the Board. Such authority may be general or confined to specific instances. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty, or assistance may reasonably be expected to benefit the corporation.

                 (3) All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

                 (4) All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may elect.

                 (5) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if:

                            (a) The material facts as to his or her relationship
or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                            (b) The material facts as to his or her relationship
or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

                            (c) The contract or transaction is fair as to the
corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the stockholders.

                                   ARTICLE II

                              DIVIDENDS AND FINANCE

                 (6) DIVIDENDS: Dividends may be declared by the Board of Directors and paid out of the annual net profits of the corporation, or out of its net assets in excess of its capital, subject to the conditions and limitations imposed by the Certificate of Incorporation and the laws of the State of Delaware.

                 (7) RESERVES: Before making any distribution of profits, there may be set aside out of the net profits of the corporation such sum or sums as the directors from time to time in their absolute discretion deem expedient as a reserve fund to meet contingencies, or for equalizing dividends, or for maintaining any property of the corporation, or for any other purposes. Any profits of any year not distributed as dividends shall be deemed to have been thus set apart until otherwise disposed of by the Board of Directors.

                 (8) DEPOSITORIES: The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by instrument signed by such persons and in such manner as may be determined by resolution of the Board of Directors.

                                       IV

                                     NOTICES

                 (1) Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, unless provided otherwise in these Bylaws, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

                 (2) Any notice required to be given to any director may be given by the method stated in Section (1) hereof, or by facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

                 (3) If no address of a stockholder or director be known, notice may be sent to the principal place of business of the corporation.

                 (4) An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

                 (5) All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by facsimile, telex or telegram shall be deemed to have been given as of the sending time recorded at time of transmission.

                 (6) It shall not be necessary that the same method of giving notice be employed in respect of all directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

                 (7) The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

                 (8) Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the General Corporation Law of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

                 (9) Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the General Corporation Law of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

                                        V

                                      SEAL

                 The corporate seal of the corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced.

                                       VI

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                              EMPLOYEES AND AGENTS

                 (1) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or if such director or officer is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                 (2) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or if such director or officer is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                 (3) To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (1) and (2) hereof, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

                 (4) Any indemnification under Sections (1) or (2) hereof (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections (1) or (2) hereof. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

                 (5) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in Section (4) hereof upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it should be ultimately determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                 (6) The indemnification and advancement of expenses provided by or granted pursuant to the other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification powers of the corporation shall be as broad as is allowed under applicable law.

                 (7) Upon the majority vote of a quorum of the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or if such director or officer is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise,

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against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation shall have indemnified him or her against such liability under the provisions of this Article. Upon a majority vote of a quorum of the Board of Directors, the corporation may indemnify a person who is or was an employee or agent of the corporation, or if such employee or agent is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, pursuant to and in accordance with the provisions of this Article.

                                       VII

                                BOOKS AND RECORDS

                 The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records, and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                                      VIII

                                   AMENDMENTS

                 These Bylaws may be altered, amended or repealed by the affirmative vote of a majority of the voting stock issued and outstanding at any regular or special meeting of the stockholders. The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of this corporation, unless the stockholders in adopting, amending or repealing a particular Bylaw have provided expressly that the Board of Directors may not amend or repeal that Bylaw. Any such Bylaws made or adopted by the Board of Directors, or any alteration, amendment or repeal of the Bylaws by the Board of Directors, may be changed or repealed by the holders of a majority of the stock entitled to vote at any stockholders' meeting.

                                 ARTICLE XIIXII

                                 AUTHENTICATION

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         The foregoing Bylaws were read, approved, and duly adopted by the Board of Directors of Brazos Sportswear, Inc. on the 12th day of March, 1997, and the President and Secretary of the corporation were empowered to authenticate such Bylaws by their signatures below.


                                          _________________________________
                                          President


                                          _________________________________
                                          Secretary

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